UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 31, 2007
E ENERGY ADAMS, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska	000-52426	20-2627531
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)
510 Main Street, P.O. Box 49, Adams, Nebraska 68301
(Address of principal executive offices)
(402) 988-4655
(Issuer’s telephone number)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Appointment and Compensatory Arrangements of Certain Officers
Chief Financial Officer Employment Agreement
     E Energy Adams, LLC (the “Company”) executed an Employment Agreement (the “Agreement”) on August 31, 2007, to hire Mr. Nicholas E. Stovall for the position of Chief Financial Officer (“CFO”). Pursuant to the Agreement, Mr. Stovall’s employment as CFO will be effective on September 17, 2007. The terms of the Agreement provide that Mr. Stovall shall report directly to the board of directors and the CEO and his duties under the Agreement include, but are not limited to, budget management and control of departmental expenditures, planning and development of strategy for operational management to meet performance plans, budgets and timescales, establishing and maintaining systems for measuring performance of the Company, monitoring and reporting operational issues, and ensuring compliance for various quality management, safety and legal issues.
     For the past ten years, Mr. Stovall has worked for Glenn Corporation, a chemical distribution company in St. Paul, Minnesota. Mr. Stovall held the position of Chief Financial Officer for Glenn Corporation from January 2006 to the present. Prior to his position as CFO, Mr. Stovall was the Treasurer/Controller for Glenn Corporation from March 2002 to January 2006. Mr. Stovall is currently 36 years old.
     In consideration of his services, Mr. Stovall will receive an annual base salary of $100,000 and will be eligible for a Pre-Startup Bonus up to $20,000 for exceptional services rendered by Mr. Stovall prior to startup of operations of the Company. In addition, Mr. Stovall will receive a one-time moving allowance in the amount of $10,563.00. Mr. Stovall will also be eligible for an annual performance bonus of up to 50% of his base salary at the discretion of the CEO and the Board of Directors. Mr. Stovall will be entitled to participate fully in the Company’s employee benefit plans and programs. Mr. Stovall will also be reimbursed for reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties and responsibilities as CFO.
     The Company may terminate the Agreement without cause by notifying Mr. Stovall at least 30 days in advance of the effective date of such termination. The Company may terminate the Agreement for cause at any time without prior notice to Mr. Stovall. Mr. Stovall may terminate the Agreement by notifying the CEO at least 60 days in advance of such termination. In connection with the future termination of the Agreement, Mr. Stovall will have the obligation not to disclose the Company’s confidential information or trade secrets to any person or entity for a period of 24 months following termination of the Agreement.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits
10.27	Chief Financial Officer Employment Agreement dated September 17, 2007 between E Energy Adams, LLC and Nicholas Stovall.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E ENERGY ADAMS, LLC

September 7, 2007	/s/ Carl D. Sitzmann

Date	Carl D. Sitzmann, CEO